Exhibit 99.1

CoStar Group 2018 Net Income Increases 94%
Year-Over-Year on Revenue Growth of 23%

WASHINGTON - February 26, 2019 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the year ended December 31, 2018, was $1.2 billion, an increase of 23% over revenue of $965 million for the full year of 2017. Revenue for the fourth quarter ended December 31, 2018, was $316 million, an increase of 24% over revenue of $254 million for the fourth quarter of 2017.

Net income for the year ended December 31, 2018, was $238 million, an increase of 94% compared to net income of $123 million for the full year of 2017. Net income for the fourth quarter ended December 31, 2018, was $84 million or $2.29 per diluted share, an increase of 89% compared to net income of $44 million for the fourth quarter of 2017. EBITDA for the full year of 2018, was $351 million, an increase of 48% compared to EBITDA of $237 million for the full year of 2017. EBITDA for the fourth quarter of 2018, was $125 million, an increase of 90% compared to EBITDA of $66 million for the fourth quarter of 2017.

“2018 was an outstanding year for CoStar with strong revenue growth and substantial margin expansion,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “We achieved $1.2 billion in revenue for the full year and 44% adjusted EBITDA margin in the fourth quarter which significantly exceeded the long-term goals we set way back in 2014 of $1 billion in annual revenue in 2018 and 40% adjusted EBITDA margin in the fourth quarter. With these important milestones behind us, we are setting a new goal to exit 2023 with a $3 billion revenue run rate with adjusted EBITDA margin at or above 40% for the full year.”

Florance continued, “In the fourth quarter of 2018, we achieved our best ever sales result with company-wide net new bookings of $50 million, an increase of 15% year-over-year. Apartments.com had a very strong sales quarter, turning in its best quarterly net new bookings ever. For the full year of 2018, we turned in another top performance with $169 million in net new bookings.”

Year 2017-2018 Quarterly Results - Unaudited
(in millions, except per share data)
	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Revenues	$227	$237	$248	$254	$274	$297	$306	$316
Net income	22	22	34	44	52	44	59	84
Net income per share - diluted	0.68	0.68	1.04	1.22	1.44	1.20	1.61	2.29
Weighted average outstanding shares - diluted	32.6	32.7	32.8	36.1	36.4	36.5	36.5	36.5

EBITDA	55	44	73	66	70	64	91	125
Adjusted EBITDA	64	54	84	78	84	85	110	139
Non-GAAP net income	34	28	46	45	60	60	79	102
Non-GAAP net income per share - diluted	1.05	0.86	1.41	1.25	1.65	1.66	2.16	2.81

“Our flagship CoStar Suite business had an outstanding year as revenue grew 18% for the full year of 2018 versus 2017,” said Florance. “In addition, we successfully completed the integration of ForRent in the fourth quarter. In less than ten months, we have achieved our financial objectives for the acquisition. For the full-year of 2018, Multifamily revenue grew 45% versus 2017 to $406 million.”

“In the coming years, we see a huge opportunity to further monetize LoopNet,” said Florance. “Over the course of 2018, we positioned LoopNet.com as a pure marketing site and began selling marketing services directly to owners using our CoStar information sales team. On a year-over-year basis, net new bookings for the LoopNet marketplace increased 74%. I believe LoopNet, along with our network of commercial real estate marketing assets, has the potential to reach the size of Apartments.com.”

Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the full year of 2018, was $418 million, an increase of 49% compared to adjusted EBITDA of $280 million for the full year of 2017. Adjusted EBITDA for the fourth quarter of 2018, was $139 million, an increase of 78% compared to adjusted EBITDA of $78 million for the fourth quarter of 2017. Adjusted EBITDA margin for the fourth quarter of 2018 was 44%.

Non-GAAP net income for the quarter ended December 31, 2018 (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below), was $102 million or $2.81 per diluted share, an increase of $57 million or 126% versus the fourth quarter of 2017.

As of December 31, 2018, the Company had approximately $1.1 billion in cash, cash equivalents and long-term investments, and no outstanding debt.

2019 Outlook
The Company expects revenue in the range of $1,370 billion to $1,380 billion for the full year of 2019, representing growth of 15% to 16%. We expect revenue for the first quarter of 2019 in the range of $325 million to $329 million, representing revenue growth of 19% over the first quarter of 2018 at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $495 million to $505 million for the full year of 2019 up 20% at the midpoint from 2018. For the first quarter of 2019, the Company expects adjusted EBITDA in a range of $120 million to $124 million.

We expect full-year 2019 non-GAAP net income per diluted share in a range of $9.80 to $10.00 based on 36.6 million shares. For the first quarter of 2019, we expect non-GAAP net income per diluted share in a range of $2.38 to $2.47 based on 36.5 million shares. These ranges include a non-GAAP tax rate of 25%.

The preceding forward-looking statements reflect CoStar Group’s expectations as of February 26, 2019, including forward-looking non-GAAP financial measures on a consolidated basis. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest and other income (expense), loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs and settlements and impairments incurred outside the Company’s normal course of business. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues for the period.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before stock-based compensation expense, acquisition- and integration-related costs, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment as well as amortization of acquired intangible assets and other related costs. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. In 2018 the company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EST on Tuesday, February 26, 2019 to discuss earnings results for the fourth quarter and full-year of 2018 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/stock-info. To join the conference call by telephone, please dial (800) 230-1074 (from the United States and Canada) or (612) 234-9959 (from all other countries) and refer to conference code 463809. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 463809. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenues	$315,571	$253,991	$1,191,832	$965,230
Cost of revenues	68,248	58,301	269,933	220,403
Gross profit	247,323	195,690	921,899	744,827

Operating expenses:
Selling and marketing (excluding customer base amortization)	69,152	77,529	359,858	318,362
Software development	25,580	21,796	100,937	88,850
General and administrative	39,001	41,578	156,659	146,128
Customer base amortization	7,933	4,029	30,881	17,671
	141,666	144,932	648,335	571,011

Income from operations	105,657	50,758	273,564	173,816
Interest and other income	4,607	2,455	13,281	4,044
Interest and other expense	(695)	(734)	(2,830)	(9,014)
Loss on debt extinguishment	—	(3,788)	—	(3,788)
Income before income taxes	109,569	48,691	284,015	165,058
Income tax expense	26,060	4,487	45,681	42,363
Net income	$83,509	$44,204	$238,334	$122,695

Net income per share - basic	$2.31	$1.24	$6.61	$3.70
Net income per share - diluted	$2.29	$1.22	$6.54	$3.66

Weighted average outstanding shares - basic	36,136	35,675	36,058	33,200
Weighted average outstanding shares - diluted	36,474	36,119	36,448	33,559

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$83,509	$44,204	$238,334	$122,695
Income tax expense	26,060	4,487	45,681	42,363
Income before income taxes	109,569	48,691	284,015	165,058
Amortization of acquired intangible assets	13,277	8,660	51,467	37,391
Stock-based compensation expense	12,125	9,827	42,718	39,030
Acquisition and integration related costs	1,484	1,990	21,683	4,061
Restructuring and related costs	—	—	2,314	—
Settlements and impairments	—	—	—	(760)
Loss on debt extinguishment	—	3,788	—	3,788
Non-GAAP income before income taxes	136,455	72,956	402,197	248,568
Assumed rate for income tax expense *	25%	38%	25%	38%
Assumed provision for income tax expense	(34,113)	(27,723)	(100,549)	(94,456)
Non-GAAP net income	$102,342	$45,233	$301,648	$154,112

Net income per share - diluted	$2.29	$1.22	$6.54	$3.66
Non-GAAP net income per share - diluted	$2.81	$1.25	$8.28	$4.59

Weighted average outstanding shares - basic	36,136	35,675	36,058	33,200
Weighted average outstanding shares - diluted	36,474	36,119	36,448	33,559

* A 25% and 38% tax rate is assumed for 2018 and 2017, respectively, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income	$83,509	$44,204	$238,334	$122,695
Amortization of acquired intangible assets in cost of revenues	5,344	4,618	20,586	19,707
Amortization of acquired intangible assets in operating expenses	7,933	4,042	30,881	17,684
Depreciation and other amortization	6,466	6,706	26,276	26,252
Interest and other income	(4,607)	(2,455)	(13,281)	(4,044)
Interest and other expense	695	734	2,830	9,014
Loss on debt extinguishment	—	3,788	—	3,788
Income tax expense	26,060	4,487	45,681	42,363
EBITDA	$125,400	$66,124	$351,307	$237,459
Stock-based compensation expense	12,125	9,827	42,718	39,030
Acquisition and integration related costs	1,484	1,990	21,683	4,061
Settlements and impairments	—	—	—	(760)
Restructuring and related costs	—	—	2,314	—
Adjusted EBITDA	$139,009	$77,941	$418,022	$279,790
Adjusted EBITDA margin	44%	31%	35%	29%

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	December 31, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$1,100,416	$1,211,463
Accounts receivable, less allowance of $5,709 and $6,469 as of December 31, 2018 and December 31, 2017, respectively	89,192	60,900
Prepaid expenses and other current assets	23,690	15,572
Total current assets	1,213,298	1,287,935

Long-term investments	10,070	10,070
Deferred income taxes, net	7,469	5,431
Property and equipment, net	83,303	84,496
Goodwill	1,611,535	1,283,457
Intangible assets, net	288,911	182,892
Deferred commission costs, net	76,031	—
Deposits and other assets	7,432	6,179
Income tax receivable	14,908	12,981
Total assets	$3,312,957	$2,873,441

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,327	$9,262
Accrued wages and commissions	45,588	54,104
Accrued expenses	29,821	22,193
Deferred gain on the sale of building	2,523	2,523
Income taxes payable	14,288	8,166
Deferred rent	4,153	4,732
Deferred revenue	51,459	45,686
Total current liabilities	154,159	146,666

Deferred gain on the sale of building	13,669	16,192
Deferred rent	31,944	33,909
Deferred income taxes, net	69,857	12,070
Income taxes payable	17,386	13,354
Other long-term liabilities	4,000	—
Total liabilities	$291,015	$222,191

Total stockholders’ equity	3,021,942	2,651,250
Total liabilities and stockholders’ equity	$3,312,957	$2,873,441

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Year Ended December 31,
	2018	2017
Operating activities:
Net income	$238,334	$122,695
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,743	63,643
Amortization of deferred commissions costs	48,313	—
Amortization of debt issuance costs	876	2,303
Loss on extinguishment of debt	—	3,788
Loss on disposal of property and equipment	73	129
Stock-based compensation expense	41,214	39,030
Deferred income taxes, net	3,666	(2,903)
Bad debt expense	6,542	5,690
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(27,819)	(17,524)
Prepaid expenses and other current assets	(1,651)	(3,672)
Deferred commissions	(53,497)	—
Income tax receivable	(1,927)	(12,981)
Accounts payable and other liabilities	(14,132)	11,525
Income taxes payable	9,632	16,937
Deferred revenue	7,879	6,004
Deposits and other assets	212	39
Net cash provided by operating activities	335,458	234,703

Investing activities:
Purchases of property and equipment and other assets	(29,632)	(24,499)
Cash paid for acquisitions, net of cash acquired	(418,369)	(47,768)
Net cash used in investing activities	(448,001)	(72,267)

Financing activities:
Payments of long-term debt	—	(345,000)
Payments of debt issuance costs	—	(3,467)
Repurchase of restricted stock to satisfy tax withholding obligations	(24,327)	(14,902)
Proceeds from equity offering, net of transaction costs	—	833,911
Proceeds from exercise of stock options and employee stock purchase plan	27,071	9,888
Net cash provided by financing activities	2,744	480,430

Effect of foreign currency exchange rates on cash and cash equivalents	(1,248)	1,374
Net (decrease) increase in cash and cash equivalents	(111,047)	644,240
Cash and cash equivalents at beginning of year	1,211,463	567,223
Cash and cash equivalents at end of year	$1,100,416	$1,211,463

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended December 31,
	2018			2017
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$135,785	$6,153	$141,938	$115,821	$6,277	$122,098
Information services	17,164	2,035	19,199	15,300	1,954	17,254
Online marketplaces
Multifamily	108,541	—	108,541	75,531	—	75,531
Commercial property and land	45,812	81	45,893	39,108	—	39,108
Total revenues	$307,302	$8,269	$315,571	$245,760	$8,231	$253,991

	Year Ended December 31,
	2018			2017
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$519,661	$25,534	$545,195	$440,534	$22,651	$463,185
Information services	58,708	8,916	67,624	64,503	8,115	72,618
Online marketplaces
Multifamily	405,795	—	405,795	279,855	—	279,855
Commercial property and land	173,137	81	173,218	149,572	—	149,572
Total revenues	$1,157,301	$34,531	$1,191,832	$934,464	$30,766	$965,230

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
EBITDA
North America	$128,131	$66,842	$358,036	$236,906
International	(2,731)	(718)	(6,729)	553
Total EBITDA	$125,400	$66,124	$351,307	$237,459

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2017-2018 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$22.1	$22.2	$34.2	$44.2	$52.2	$43.8	$58.8	$83.5
Income tax expense	13.3	3.6	21.0	4.5	3.5	1.9	14.2	26.1
Income before income taxes	35.4	25.8	55.2	48.7	55.7	45.7	73.0	109.6
Amortization of acquired intangible assets	10.9	9.3	8.5	8.7	10.4	14.1	13.6	13.3
Stock-based compensation expense	9.4	10.1	9.7	9.8	10.4	11.2	9.0	12.1
Acquisition and integration related costs	0.4	0.4	1.2	2.0	3.5	9.5	7.2	1.5
Restructuring and related costs	—	—	—	—	—	—	2.3	—
Settlements and impairments	(0.8)	—	—	—	—	—	—	—
Loss on debt extinguishment	—	—	—	3.8	—	—	—	—
Non-GAAP income before income taxes	55.3	45.6	74.6	73.0	80.1	80.6	105.1	136.5
Assumed rate for income tax expense *	38%	38%	38%	38%	25%	25%	25%	25%
Assumed provision for income tax expense	(21.0)	(17.3)	(28.4)	(27.7)	(20.0)	(20.1)	(26.3)	(34.1)
Non-GAAP net income	$34.3	$28.3	$46.3	$45.2	$60.1	$60.4	$78.8	$102.3

Non-GAAP net income per share - diluted	$1.05	$0.86	$1.41	$1.25	$1.65	$1.66	$2.16	$2.81

Weighted average outstanding shares - basic	32.3	32.4	32.4	35.7	35.9	36.1	36.1	36.1
Weighted average outstanding shares - diluted	32.6	32.7	32.8	36.1	36.4	36.5	36.5	36.5

* A 25% and 38% tax rate is assumed for 2018 and 2017, respectively, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2017				2018
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

Net income	$22.1	$22.2	$34.2	$44.2	$52.2	$43.8	$58.8	$83.5
Amortization of acquired intangible assets	10.9	9.3	8.5	8.7	10.4	14.1	13.6	13.3
Depreciation and other amortization	6.4	6.5	6.6	6.7	6.6	6.4	6.8	6.5
Interest and other income	(0.4)	(0.6)	(0.6)	(2.5)	(3.0)	(2.6)	(3.0)	(4.6)
Interest and other expense	2.7	2.7	2.9	0.7	0.7	0.7	0.7	0.7
Loss on debt extinguishment	—	—	—	3.8	—	—	—	—
Income tax expense	13.3	3.6	21.0	4.5	3.5	1.9	14.2	26.1
EBITDA	$55.0	$43.7	$72.6	$66.0	$70.4	$64.3	$91.1	$125.5
Stock-based compensation expense	9.4	10.1	9.7	9.8	10.4	11.2	9.0	12.1
Acquisition and integration related costs	0.4	0.4	1.2	2.0	3.5	9.5	7.2	1.5
Restructuring and related costs	—	—	—	—	—	—	2.3	—
Settlements and impairments	(0.8)	—	—	—	—	—	—	—
Adjusted EBITDA	$63.9	$54.3	$83.6	$77.9	$84.4	$85.1	$109.6	$139.0

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2019		Ended December 31, 2019
	Low	High	Low	High

Net income	$65,000	$70,000	$280,000	$292,000
Income tax expense	22,000	24,000	93,000	97,000
Income before income taxes	87,000	94,000	373,000	389,000
Amortization of acquired intangible assets	13,000	13,000	48,000	48,000
Stock-based compensation expense	15,000	13,000	55,000	50,000
Acquisition and integration related costs	1,000	—	2,000	1,000
Non-GAAP income before income taxes	116,000	120,000	478,000	488,000
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(29,000)	(30,000)	(119,500)	(122,000)
Non-GAAP net income	$87,000	$90,000	$358,500	$366,000

Net income per share - diluted	$1.78	$1.92	$7.65	$7.98
Non-GAAP net income per share - diluted	$2.38	$2.47	$9.80	$10.00

Weighted average outstanding shares - diluted	36,500	36,500	36,600	36,600

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended March 31, 2019		Ended December 31, 2019
	Low	High	Low	High
Net income	$65,000	$70,000	$280,000	$292,000
Amortization of acquired intangible assets	13,000	13,000	48,000	48,000
Depreciation and other amortization	6,000	6,000	27,000	27,000
Interest and other expense, net	(2,000)	(2,000)	(10,000)	(10,000)
Income tax expense	22,000	24,000	93,000	97,000
Stock-based compensation expense	15,000	13,000	55,000	50,000
Acquisition and integration related costs	1,000	—	2,000	1,000
Adjusted EBITDA	$120,000	$124,000	$495,000	$505,000

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President
Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with approximately 5 million monthly unique visitors per month. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of approximately 42 million unique monthly visitors in aggregate in the fourth quarter of 2018. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,700 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences: the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, margin expansion, and sales; the risk that the Company is unable to sustain current revenue and earnings growth rates or increase them; the risk that the Company is unable to achieve its stated goal to exit 2023 with a $3 billion revenue run rate with adjusted EBITDA margin at or above 40% for the full year; the risk that the Company is unable to further monetize LoopNet in the coming years as expected; the risk that LoopNet, along with the Company’s network of commercial real estate marketing assets, does not reach the size of Apartments.com; the risk that the Company’s revenue and earnings do not fall within the guidance provided for the full year of 2019 or achieve the expected growth rates; the risk that revenues for the first quarter and full year 2019 will not be as stated in this press release; the risk that net income for the first quarter and full year 2019 will not be as stated in this press release; the risk that adjusted EBITDA for the first quarter and full year 2019 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the first quarter and full year 2019 will not be as stated in this press release; and the risk that the tax rate estimates stated in this press release are incorrect or may change. Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2017, and CoStar’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.